EXHIBIT 10.1


                       AMENDMENT NO. 1 TO LETTER AGREEMENT

          Amendment No. 1, dated as of January 29, 2007 (the "Amendment"), to the letter agreement dated as of April 28, 2006 (the "Agreement"), between Triarc Companies, Inc. ("Triarc") and Francis T. McCarron (the "Employee").

          WHEREAS, the Employee and Triarc, in connection with certain 2006 year-end tax planning measures undertaken by and for the benefit of Triarc, reached an agreement with respect to the voluntary exercise by the Employee of certain options previously granted to the Employee, and the grant to the Employee of certain additional options to replace option shares used to satisfy the exercise price and tax withholding payments associated with such voluntary option exercise;

          WHEREAS in connection with such year-end tax planning, the Employee and Triarc entered into an agreement, dated as of December 21, 2006, whereby the Employee agreed to forego a limited amount of possible future payments from Triarc if necessary to eliminate Triarc's obligation to make certain tax indemnification payments to the Employee under the Agreement; and

          WHEREAS, in connection with the aforementioned arrangements, Triarc and the Employee desire to amend the Agreement to increase the coverage of the tax indemnification provision.

          NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Triarc and the Employee hereby agree to amend the Agreement as follows:

          a. Section 9(h) of the Agreement is hereby amended by replacing therein the dollar amount of "$1,000,000" with the dollar amount of "$1,500,000."

     2. Except as amended above, the provisions of the Agreement are hereby confirmed and shall remain in full force and effect.

     3. This Amendment shall be governed by and administered in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

     4. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have each executed this Amendment as of the date first above written.


TRIARC COMPANIES, INC.


By: /s/PETER W. MAY
    --------------------------------------------
    Name:  Peter W. May
    Title: President and Chief Operating Officer


By: /s/FRANCIS T. MCCARRON
    -------------------------------------------
    Francis T. McCarron